Exhibit 99.1

Barnwell Industries, Inc. Announces
$2.4 Million Private Placement
Led by Bradley Radoff

Company Strengthens Balance Sheet and Board as it Advances
Strategic Repositioning

HONOLULU, HI — November 25, 2025 — Barnwell Industries, Inc. (“Barnwell” or the “Company”) today announced that it has entered into a private placement, or PIPE, with accredited investors for the purchase and sale of approximately 2.2 million shares of common stock at a purchase price of $1.10 per share, for expected gross proceeds of approximately $2.4 million.

Participants in the PIPE include Bradley Radoff, the lead investor, and other accredited investors, including certain members of the Company’s Board of Directors. Purchasers of the common stock in the PIPE, other than members of the Company’s Board of Directors or management and one other purchaser, also will receive a warrant to purchase one share of common stock for every two shares of common stock purchased by such purchaser.  The exercise price of those warrants will be $1.65.

As part of the transaction, the Company agreed to file a resale registration statement with the Securities and Exchange Commission to register the resale of the common stock purchased (whether directly or through exercise of warrants) by the investors in the PIPE.
The closing of the transaction is expected to occur on or around November 28, 2025, subject to customary closing conditions.

The private placement represents another key step in Barnwell’s ongoing transformation, as the Company executes its plan to focus on high-return-on-invested-capital opportunities and to streamline its operations. The proceeds will be used for general corporate purposes.

Over the past year, Barnwell has fully exited its legacy water well drilling business, committed to closing its Hawaii headquarters, and announced the retirement of its two longest-serving executives—all part of the effort to reposition the Company for enhanced profitability and shareholder value creation.

In connection with the transaction, and conditioned upon the closing, the Company has agreed to appoint an individual designated by Mr. Radoff, Mr. Joshua Schechter, to the Board of Directors to serve until the Company’s next annual meeting of stockholders. Mr. Schechter is an accomplished public company executive, board member, and investor with extensive experience in corporate governance, capital allocation, and strategic transformation across multiple industries.

Mr. Schechter currently serves as Chairman of Pursuit Attractions and Hospitality, Inc., a NYSE listed attractions and hospitality company that owns and operates a portfolio of destination experiences across North America, Iceland, and Costa Rica. He also serves on the Board of Lifecore Biomedical, a Nasdaq listed, fully integrated contract development and manufacturing organization. Mr. Schecter has also served on the boards of several notable public companies, including Bed Bath & Beyond, Support.com, and Genesco, among others. Earlier in his career, Mr. Schechter held senior investment and leadership roles at Steel Partners Ltd. and Aderans America Holdings, Inc.

“We are very pleased to have Bradley Radoff lead this investment in Barnwell and are encouraged by the participation of certain of our own Board members,” said Philip Patman, Jr., Executive Vice President of Finance, and member of the Board.

“This financing strengthens our balance sheet and positions us to execute on the next phase of our strategy. With a leaner, more focused platform and the addition of Joshua Schechter to our Board, Barnwell believes it will be well equipped to pursue new opportunities that align with our disciplined approach to capital deployment and long-term value creation,” added Mr. Patman.

Important Information

The offer and sale of the foregoing securities were made in a private placement in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Additional information regarding this PIPE transaction will be included in a Current Report on Form 8-K to be filed by the Company with the SEC.

Hogan Lovells served as legal counsel to Barnwell Industries, Inc.

About Barnwell Industries, Inc.

Barnwell Industries, Inc. (NYSE: BRN) is a diversified company with operations and interests in energy and related assets. The Company is focused on disciplined capital allocation, operational excellence, and high-return growth opportunities.

Forward-Looking Statements

Certain information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current beliefs and expectations of our board and management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, include various estimates, forecasts, projections of Barnwell’s future performance, and statements of Barnwell’s plans and objectives. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions Barnwell might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to execute on our strategy and business plan and the other risks forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 (as amended on Form-10-K/A filed on January 27, 2025) and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPANY:
Barnwell Industries, Inc.
1100 Alakea Street, Suite 500
Honolulu, HI 96813
Telephone: (808) 531-8400
Fax: (808) 531-7181
Website:  www.brninc.com

CONTACT:
Kenneth S. Grossman
Chairman of the Board of Directors
Email: kensgrossman@gmail.com